Exhibit 99.1

ASPEN INSURANCE HOLDINGS BOARD OF DIRECTORS REJECTS

REVISED PROPOSAL FROM ENDURANCE

Revised Proposal Represents an Even Lower Multiple of Book Value

Per Share than Initial Proposal;

Fails to Address Fundamental Flaws in Initial Proposal

Hamilton, Bermuda – June 2, 2014 – Aspen Insurance Holdings Limited (“Aspen”) (NYSE:AHL) announced today that its directors unanimously rejected a revised unsolicited proposal from Endurance Specialty Holdings Ltd. (“Endurance”) (NYSE:ENH) to acquire Aspen for a combination of Endurance common stock and cash. The directors rejected a proposal made privately by Endurance in May on substantially the same terms as are contained in the proposal publicly announced today.

Glyn Jones, Chairman of the Board of Directors, said: “Endurance’s revised proposal represents a backwards step in their efforts to pursue what has always been an ill-conceived transaction. Given Aspen’s strong 4.4% book value growth in the first quarter, Endurance’s new proposal represents an even lower multiple of book value per share than its initial proposal, and the stock portion of the proposal lags even further behind given the decline in Endurance’s stock price since its initial proposal. Despite Endurance touting its headline price of $49.50 per share, based on the proposed exchange ratio, the 60% of the consideration that would consist of stock had a value of $47.57 per share on May 30.

“In addition to grossly undervaluing Aspen, the proposal represents a strategic mismatch and, based on our conversations with major clients and brokers, would result in significantly greater dis-synergies than Endurance claims. Moreover, the revised proposal does nothing to address additional serious concerns we raised with respect to Endurance’s prior proposal, including a stock consideration that is highly unappealing and financing terms that remain unclear and lack certainty.

“We are confident that Aspen can achieve more value for its shareholders – and without the risks that are inherent in a merger with Endurance – by continuing to execute its standalone plan. As demonstrated by our strong first quarter results, we are delivering on that plan. Aspen generated strong results across all parts of our business in the first quarter, with a resulting annualized operating ROE of 14.8%. We are well positioned to achieve our 10% operating ROE objective in 2014 and to deliver on our expectation that 2015 operating ROE will increase in the order of 100 basis points from 2014.”1

Regarding Endurance’s proposed tactics to pursue its transaction, Glyn Jones said: “Rather than offer a transaction that provides our shareholders with superior value, Endurance is offering coercive legal

[1]

Guidance as at April 23, 2014. In 2014, ROE guidance assumes a pre-tax catastrophe load of $185 million, normal loss experience and given the current interest rate and insurance pricing environment. In 2015, ROE guidance assumes a pretax catastrophe load of $200 million, normal loss experience, Aspen’s expectations for rising interest rates, and a less favorable insurance pricing environment. See Safe Harbor disclosure below.

tactics in a desperate attempt to continue to advance an unattractive proposal that neither our Board nor our shareholders support. Endurance’s potential plan to seek a court petition for an involuntary scheme has never been used successfully in Bermuda to attempt to effect a hostile acquisition. In fact, other hostile bidders have tried in vain to convince the Bermuda Supreme Court to impose an involuntary scheme of arrangement. In its most recent consideration of this issue, the Bermuda Supreme Court described this stratagem as an ‘unprecedented course to embark upon a hostile bid by way of a scheme in the teeth of the board’s opposition.’

“Moreover, Endurance’s plan to attempt to call a special meeting of shareholders to try to increase the size of Aspen’s Board from 12 to 19 members and then, approximately one year from now at Aspen’s 2015 annual meeting, potentially nominate its own slate of directors is a similarly desperate attempt to force through a proposal that is not in the best interests of Aspen or its shareholders. As illustrated by these desperate and unusual legal tactics of Endurance, Aspen continues to believe that Endurance simply has no clear or compelling path to force its unattractive proposal on our Board and our shareholders. We intend to defend vigorously against these latest coercive tactics by Endurance.”

Aspen noted that the problems the Company identified with respect to Endurance’s prior proposal remain unaddressed in Endurance’s revised proposal. Among other things:

•	Endurance stock as consideration is unappealing. Endurance’s business mix is unattractive, with an overreliance on the volatile and challenged crop insurance business and an ongoing dependency on reserve releases to fuel earnings. Excluding further significant reserve releases, Endurance’s Insurance segment would have had another underwriting loss in the first quarter.

•	The availability and terms of the cash consideration remains highly uncertain. Endurance disclosed that CVC is no longer standing by its commitment to provide financing for Endurance’s proposal. This is now the second firm noted by Endurance as a financing source that apparently has backed away from funding a transaction, providing further validation for the concerns Aspen has consistently expressed with Endurance’s ability to finance the cash portion of its proposal. Endurance is now relying on an affiliate of its financial advisor to provide a short-term loan, and has granted equity options to CVC on undisclosed terms. Endurance still has no commitment for long-term financing for a transaction, the details of which could have a significant negative effect on shareholder value.

•	Aspen would expect significant dis-synergies from a combination. Given the overlap between the two companies, a combination would result in significant loss of existing attractive business. As a result of the cultural mismatch between Endurance’s top-down management style and Aspen’s collegial, teamwork-oriented culture, the possibility of losing key personnel, including some of our underwriters, is a serious and real risk. Indeed, feedback from employees, customers and brokers indicates that significant dis-synergies are likely.

Aspen also notes that over 60% of shareholders who voted at Endurance’s May 21 annual meeting rejected Endurance’s existing compensation arrangement for top executives, including the compensation package and terms of Chairman and CEO John Charman. This is a major and highly unusual rejection of a “Say-on-Pay” referendum by shareholders, and raises serious concerns about Endurance’s ability to win approval for the transaction from its own shareholders, which would be required to complete a transaction. It also raises questions about the behavior of Endurance’s management team and Board, which enacted the compensation plan either oblivious to, or not caring about, the concerns of its own shareholders.

Goldman, Sachs & Co. is acting as financial advisor and Wachtell, Lipton, Rosen & Katz and Willkie Farr & Gallagher LLP are acting as legal advisors to Aspen.

- ENDS -

About Aspen Insurance Holdings Limited

Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2013, Aspen reported $10.2 billion in total assets, $4.7 billion in gross reserves, $3.3 billion in shareholders’ equity and $2.6 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s, an “A” (“Excellent”) by A.M. Best and an “A2” (“Good”) by Moody’s.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release contains written, and Aspen may make related oral, “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “estimate,” “may,” “continue,” “guidance,” “outlook,” “trends,” “future,” “could,” “target,” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements.

Forward-looking statements do not reflect the potential impact of any future collaboration, acquisition, merger, disposition, joint venture or investments that Aspen may enter into or make, and the risks, uncertainties and other factors relating to such statements might also relate to the counterparty in any such transaction if entered into or made by Aspen.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to: our ability to successfully implement steps to further optimize the business portfolio, ensure capital efficiency and enhance investment returns; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated; the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development; the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models; decreased demand for our insurance or reinsurance products and cyclical changes in the highly competitive insurance and reinsurance industry; increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds and collateralized special purpose insurers on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers or other factors and the related demand and supply dynamics as contracts come up for renewal; changes in general economic conditions, including inflation, deflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results; the risk of a material decline in the value or liquidity of all or parts of our investment portfolio; evolving issues with respect to interpretation of coverage after major loss events; our ability to adequately model and price the effect of climate cycles and climate change; any intervening legislative or governmental action and changing judicial interpretation and judgements on insurers’ liability to various risks; the effectiveness of our risk management loss limitation methods, including our reinsurance purchasing; changes in the total industry losses, or our share of total industry losses, resulting from past events and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law; the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses; the impact of acts of terrorism, acts of war and related legislation; any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; a decline in our operating subsidiaries’ ratings with S&P, A.M. Best or Moody’s; the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations; our ability to execute our business plan to enter new markets, introduce new products and develop new distribution channels, including their integration into our existing operations; our reliance on the assessment and pricing of individual risks by third parties; our dependence on a few brokers for a large portion of our revenues; the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone debt crisis; changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market changes or changes in our financial position; changes in government regulations or tax laws in jurisdictions where we conduct business; changes in accounting principles or policies or in the application of such accounting principles or policies; Aspen or Aspen Bermuda Limited becoming subject to income taxes in the United States or the United Kingdom; loss of one or more of our senior underwriters or key personnel; our reliance on information and technology and third party service providers for our operations and systems; and increased counterparty risk due to the credit impairment of financial institutions. For a more detailed description of these uncertainties and other factors, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 20, 2014 and in Aspen’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on May 1, 2014. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

The guidance in this press release relating to 10% Operating ROE in 2014 and with a further 100 basis point increase over 2014 in 2015 was and is made as at April 23, 2014. Such guidance assumes for 2014 a pre-tax catastrophe load of $185 million per annum, normal loss experience and given the current interest rate and insurance pricing environment and for 2015 a pre-tax catastrophe load of $200 million, normal loss experience, our expectations for rising interest rates, and a less favorable insurance pricing environment. Aspen has identified and described in the presentation dated May 2014, in the investor relations section of its website actions and additional underlying assumptions in each of its three operating return on equity levers – optimization of the business portfolio, capital efficiency and enhancing investment returns – to seek to achieve the targeted operating ROE in 2014 and 2015. These forward looking statements are subject to the assumptions, risks and uncertainties, as discussed above and in the following slides, which could cause actual results to differ materially from these statements.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate represents a distribution from our internal capital model for reserving risk based on our then current state of knowledge and explicit and implicit assumptions relating to the incurred pattern of claims, the expected ultimate settlement amount, inflation and dependencies between lines of business. Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Aspen’s ultimate losses will remain within the stated amounts.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote or approval. This communication is for informational purposes only and is not a substitute for any relevant documents that Aspen may file with the SEC.

Endurance Specialty Holdings Ltd. has indicated its intention to commence an exchange offer for the outstanding shares of Aspen (together with associated preferred share purchase rights).Such exchange offer has not yet been commenced. If and when such exchange offer is commenced, Aspen will file a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”).

INVESTORS AND SECURITY HOLDERS OF ASPEN ARE URGED TO READ THIS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Aspen through the web site maintained by the SEC at http://www.sec.gov. These documents will also be available on Aspen’s website at http://www.aspen.co.

Certain Information Regarding Participants

Aspen and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Aspen’s directors and executive officers in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 20, 2014, and its proxy statement for the 2014 Annual Meeting, which was filed with the SEC on March 12, 2014. These documents can be obtained free of charge from the sources indicated above.

For further information:

Please visit www.aspen.co or contact:

Investors

Kerry Calaiaro, Senior Vice President, Investor Relations, Aspen

Kerry.Calaiaro@aspen.co

+1 (646) 502 1076

Kathleen de Guzman, Vice President, Investor Relations, Aspen

kathleen.deguzman@aspen.co

+1 (646) 289 4912

Media

Steve Colton, Head of Communications, Aspen

Steve.Colton@aspen.co

+44 20 7184 8337

North America – Sard Verbinnen & Co

Paul Scarpetta or Jamie Tully

+1 (212) 687 8080

International – Citigate Dewe Rogerson

Patrick Donovan or Caroline Merrell

patrick.donovan@citigatedr.co.uk

caroline.merrell@citigatedr.co.uk

+44 20 7638 9571

5